ORION PROPERTIES INC. 2021 EQUITY INCENTIVE PLAN (AS AMENDED AND RESTATED) SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS The name of the plan is the Orion Properties Inc. 2021 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Orion Properties Inc. (formerly known as Orion Office REIT Inc.) (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. The following terms shall be defined as set forth below: “Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee that is designated by the Board as the administrator of the Plan. “Award” or “Awards,” means an award under the Plan and, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Unrestricted Stock Awards, Dividend Equivalent Rights and other equity-based awards as contemplated herein. “Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan. “Board” means the Board of Directors of the Company. “Change in Control” means and includes any of the following events: (i) any Person is or becomes Beneficial Owner (as defined under Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company, excluding (A) any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of subsection (ii) below and (B) any Person who becomes such a Beneficial Owner through the issuance of such securities with respect to purchases made directly from the Company; or (ii) the consummation of a merger or consolidation of the Company with any other Person or the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (x) a merger or consolidation which would Exhibit 10.1

-2- result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company; or (iii) the consummation of a sale or disposition by the Company of all or substantially all of the assets of the Company; or (iv) persons who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to such date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by a vote of at least a majority of the Incumbent Directors; or (v) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company. Notwithstanding the foregoing, (a) neither the spin-off of the Company by Realty Income Corporation nor the distribution of the Company’s Stock or any other action in connection therewith shall constitute a Change in Control, and (b) no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax. “Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations. “Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. “Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to and held by the grantee. “Effective Date” means the date on which the Plan becomes effective as set forth in Section 19. Exhibit 10.1

-3- “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. “Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the New York Stock Exchange or another national securities exchange, the determination shall be made by reference to reported market sales prices. If there are no reported market sales prices for such date, the determination shall be made by reference to the last date preceding such date for which there are reported market sales prices. “Family Member” of a grantee means a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in- law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50% of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50% of the voting interests. “Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code. “Minimum Vesting Period” means the one-year period following the date of grant of an Award. “Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary. “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option. “Operating Partnership” means Orion Properties LP (formerly known as Orion Office REIT LP). “Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state or municipal government or any bureau, department or agency thereof, any other legal entity, or a “group” as that term is used for purposes of Rule 13d-5(b) or Section 13(d) of the Exchange Act and any fiduciary acting in such capacity on behalf of the foregoing. “REIT” means a real estate investment trust within the meaning of Section 856 through 860 of the Code. “Restricted Stock” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase. “Restricted Stock Award” means an Award of Restricted Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant. Exhibit 10.1

-4- “Restricted Stock Units” means the units underlying a Restricted Stock Unit Award, each of which represents the right to receive one share of Stock or a cash payment equal to the Fair Market Value of one share of Stock at the time and upon the conditions applicable to the Restricted Stock Unit Award. “Restricted Stock Unit Award” means an Award of Restricted Stock Units subject to such restrictions and conditions as the Administrator may determine at the time of grant. “Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization, consolidation or other transaction (other than a sale of securities by the Company) pursuant to which the outstanding voting power and outstanding stock of the Company immediately prior to such transaction does not either (A) continue to represent a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction or (B) convert into, or become immediately exchangeable for, a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert. Notwithstanding the foregoing, neither the spin-off of the Company by Realty Income Corporation nor the distribution of the Company’s Stock or any other action in connection therewith shall constitute a Sale Event. “Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder. “Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Subsidiary (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant). “Stock” means the common stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3. “Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised. “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5. “Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly. “Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation. Exhibit 10.1

-5- “Unit” means units of partnership interest, including one or more classes of profits interests in the Operating Partnership. “Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions. SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS (a) Administration of Plan. The Plan shall be administered by the Administrator. (b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan and otherwise administer the Plan and the Awards granted hereunder, including, without limitation, the power and authority: (i) to select the individuals to whom Awards may from time to time be granted; (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Unrestricted Stock Awards, and Dividend Equivalent Rights and other equity-based awards, or any combination of the foregoing, granted to any one or more grantees; (iii) to determine the number of shares of Stock to be covered by any Award; (iv) subject to the limitations set forth in Section 2(g) below, to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements; (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving the grantee’s death, disability, retirement or termination of employment or service relationship or a change in control (including a Change in Control); (vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and (vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan. All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees. (c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company or Exhibit 10.1

-6- his or her delegate (the “Delegate”) all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not the Delegate. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan. (d) Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates. (e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company. (f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law. (g) Minimum Vesting Period. The vesting period for each Award granted under the Plan, other than an Excepted Award (as defined below), must be at least equal to the Minimum Vesting Period; provided, however, nothing in this Section 2(g) shall limit the Administrator’s authority to accelerate the vesting of Awards as set forth in Section 2(b)(v) above; and, provided further, notwithstanding the foregoing, (i) up to 5% of the shares of Stock authorized for issuance Exhibit 10.1

-7- under the Plan may be utilized for Unrestricted Stock Awards or other Awards with a vesting period that is less than the Minimum Vesting Period, (ii) Awards may be granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period or (iii) Awards may be granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the Minimum Vesting Period (each such Award, an “Excepted Award”). SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 8,300,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of a Stock Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 8,300,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. (b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof) or other consideration, the Administrator shall make appropriate equitable adjustments to the Plan and any outstanding Awards, which may include, without limitation, appropriate or proportionate adjustments in (i) the maximum number and kind of shares reserved for issuance under the Plan, including the maximum number and kind of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares, securities or other consideration subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share of Restricted Stock subject to each outstanding Restricted Stock Award, (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Exhibit 10.1

-8- Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable and (v) other applicable terms of the Plan and any outstanding Awards. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may round such fractional shares or make a cash payment in lieu of fractional shares. (c) Assumption/Substitution of Awards and Termination of Awards in Connection with Sale Event or Change in Control. In the case of and subject to the consummation of a Sale Event or Change in Control, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the Company (with any adjustments made pursuant to Section 3(b)), or the substitution of such Awards with new awards, as applicable, of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices as such parties shall agree. In connection with any Sale Event or Change in Control in which the shares of Stock are exchanged for or converted into the right to receive cash, the parties to any such transaction may also provide that some or all outstanding Awards that would otherwise not be fully vested and exercisable in full after giving effect to the transaction will be converted into the right to receive the amount of cash paid per share of Stock in the Sale Event or Change in Control multiplied by the number of shares subject to such Awards (net of the applicable exercise price), subject to any remaining vesting provisions relating to such Awards and the other terms and conditions of such transaction to the extent provided by the parties to such transaction. To the extent the parties to such Sale Event or Change in Control do not cause the assumption, continuation or substitution of Awards upon the effective time of the Sale Event or Change in Control, all such outstanding Awards shall terminate, unless otherwise provided in the Award Agreement for a particular Award. In the event of such a termination, each Award that is terminated shall become vested and, if applicable, fully exercisable as of the effective time of such transaction and the Company will take one of the following actions with respect to each such Award (with the choice among the following options to be made by the Administrator in its sole discretion): (i) make or provide for a payment, in cash or in kind, to the grantee holding such Award, in exchange for the cancellation thereof, in an amount equal to the excess, if any, of (A) the value of the consideration received or to be received with respect to each share of Stock in such transaction multiplied by the number of shares of Stock subject to such Award (to the extent then vested (after taking into account any acceleration hereunder) at prices not in excess of the per share amount of such consideration) above (B) the aggregate exercise price, if any, for such shares of Stock pursuant to such Award; or (ii) in the event that such Award is a Stock Option or Stock Appreciation Right, permit the grantee holding such Stock Option or Stock Appreciation Right, within a specified period of time prior to such termination, as determined by the Administrator, to exercise such Stock Option or Stock Appreciation Right as of, and subject to, the consummation of the transaction pursuant to which such Stock Option or Stock Appreciation Right is to be terminated (to the extent such Stock Option or Stock Appreciation Right would be exercisable as of the consummation of the Sale Event or Change in Control (after taking into account any acceleration hereunder)). Exhibit 10.1

-9- (d) Assumption or Substitution of Awards by the Company. The Company, from time to time, may assume or substitute outstanding awards granted by another company, in connection with an acquisition of such other company (the “Substitute Awards”), by either: (i) granting an Award under the Plan in substitution of such other company’s award; or (ii) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award is eligible to be granted an Award under the Plan. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the purchase price or the exercise price, as the case may be, the number and nature of shares of Stock issuable upon exercise or settlement of any such award and the other terms of such award will be adjusted appropriately consistent with Sections 409A and 424(a) of the Code). In the event the Company elects to grant a new Stock Option or Stock Appreciation Right in substitution rather than assuming an existing option or stock appreciation right, as applicable, such new Stock Option or Stock Appreciation Right may be granted with a similarly adjusted exercise price. Substitute Awards will not reduce the number of shares of Stock authorized for grant under the Plan. (e) Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for Non-Employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such Non-Employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any fiscal year of the Company may not exceed $1,000,000. The Administrator may make exceptions to these limits for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors. SECTION 4. ELIGIBILITY Grantees under the Plan will be such full- or part-time officers and other employees, Non- Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion and such other Persons (to the extent the issuance of shares of Stock to such Person under the Plan may be registered by the Company on Form S-8 and would be permitted in an “employee benefit plan” as defined in Rule 405 under the Securities Act of 1933, as amended) as are selected from time to time by the Administrator in its sole discretion. For avoidance of doubt, no Award may be granted under the Plan to a Person unless the issuance of shares of Stock to such Person under the Plan may be registered by the Company on Form S-8 and such Person is permitted to participate in an “employee benefit plan” as defined in Rule 405 under the Securities Act of 1933, as amended. Exhibit 10.1

-10- SECTION 5. STOCK OPTIONS (a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non- Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish. (b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. (c) Stock Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant. (d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options. (e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the applicable Award Agreement: (i) In cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; Exhibit 10.1

-11- (iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or (iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price and the remainder of the aggregate exercise price to be paid by the optionee in cash or other method of payment permitted hereunder. Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the applicable Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system. (f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option. SECTION 6. STOCK APPRECIATION RIGHTS (a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised. Exhibit 10.1

-12- (b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant. (c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan. (d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. SECTION 7. RESTRICTED STOCK AWARDS (a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. (b) Rights as a Stockholder. Upon the grant of a Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the Restricted Stock granted thereunder, including voting of the Restricted Stock and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of vesting conditions, any cash dividends paid by the Company during the vesting period shall be retained by, or repaid by the grantee to, the Company until and to the extent the vesting conditions are met with respect to the Restricted Stock Award; provided further that, to the extent provided for in the applicable Restricted Stock Award or by the Administrator, an amount equal to such cash dividends retained by, or repaid by the grantee to, the Company may be paid to the grantee upon the lapsing of such restrictions. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock is vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe. (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase Exhibit 10.1

-13- price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Stock that is represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration. (d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” SECTION 8. RESTRICTED STOCK UNIT AWARDS (a) Nature of Restricted Stock Unit Awards. The Administrator may grant Restricted Stock Unit Awards under the Plan. A Restricted Stock Unit Award is an Award of Restricted Stock Units that, subject to the terms and conditions of the applicable Award Agreement, may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Agreement) upon the satisfaction of applicable restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre- established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. To the extent permitted by the Administrator, the settlement of Restricted Stock Units may be deferred to one or more dates specified in the applicable Award Agreement or elected by the grantee. Each Restricted Stock Unit Award that is subject to Section 409A shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A. (b) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 10 and such terms and conditions as the Administrator may determine. (c) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason. SECTION 9. UNRESTRICTED STOCK AWARDS (a) Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award of Stock free of any restrictions under Exhibit 10.1

-14- the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee. SECTION 10. DIVIDEND EQUIVALENT RIGHTS (a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an Award, including a Restricted Stock Unit Award, or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the applicable Award Agreement. Unless provided by the Administrator, dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Unless otherwise provided in the Award Agreement or by the Administrator, any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. Notwithstanding anything to the contrary, a Dividend Equivalent Right granted as a component of an Award under this Plan shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. (b) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason. SECTION 11. OTHER EQUITY-BASED AWARDS (a) The Administrator shall have the right (i) to grant other Awards based upon the Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of convertible preferred shares, convertible debentures and other exchangeable or redeemable securities or equity interests, (ii) to grant limited-partnership or any other membership or ownership interests (which may be expressed as units or otherwise) in a Subsidiary or operating or other partnership (or other affiliate of the Company), including, without limitation, Units, with any Stock being issued in connection with the conversion of (or other distribution on account of) an interest granted under the authority of this clause (ii) to be subject, for the avoidance of doubt, to Section 3 and the other provisions of the Plan, and (iii) to grant Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary or group of Subsidiaries. Exhibit 10.1

-15- SECTION 12. TRANSFERABILITY OF AWARDS (a) Transferability. During a grantee’s lifetime, his or her Stock Options and Stock Appreciation Rights shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. Except as provided in Section 12(b) below and unless otherwise provided in the Award Agreement or by the Administrator, no Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided that, for the avoidance of doubt, the foregoing shall not apply to shares of Stock issued pursuant to an Award following the date on which such shares are vested. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void. (b) Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than Incentive Stock Options) to his or her Family Members for no value or consideration; provided that the transferee agrees in writing to be bound by all of the terms and conditions of this Plan and the applicable Award. (c) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Company and shall not be effective until received by the Company. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate. SECTION 13. TAX WITHHOLDING (a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee. (b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid adverse accounting treatment or as determined by the Administrator. The Administrator may also require Exhibit 10.1

-16- Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due. SECTION 14. SECTION 409A AWARDS Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A. SECTION 15. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC. (a) Termination of Service Relationship. If the grantee’s Service Relationship is with a Subsidiary and such Subsidiary ceases to be a Subsidiary, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan. (b) For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship: (i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing. SECTION 16. AMENDMENTS AND TERMINATION The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3, without Exhibit 10.1

-17- prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. The Board, in its discretion, may determine to make any Plan amendments subject to the approval of the Company’s stockholders for purposes of complying with the rules of any securities exchange or market system on which the Stock is listed or ensuring that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3. SECTION 17. STATUS OF PLAN With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence. SECTION 18. GENERAL PROVISIONS (a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. (b) Delivery of Stock. Notwithstanding anything herein to the contrary, the Company shall not be required to issue, or deliver any certificates evidencing, shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and/or delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or in the records of the Company or the transfer agent to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator. Exhibit 10.1

-18- (c) REIT Status. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled: (i) to the extent that the grant, vesting, exercise or settlement of such Award could cause the grantee or any other person to be in violation of Section 6.2.1 of the Company’s charter; or (ii) if, in the discretion of the Administrator, the grant, vesting, exercise or settlement of such Award could impair the Company’s status as a REIT. (d) Section 83(b) Election. No grantee may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Administrator, which the Administrator may grant or withhold in its sole discretion. If, with the consent of the Administrator, a grantee makes an election under Section 83(b) of the Code, the grantee shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service. (e) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary. (f) Trading Policy Restrictions. Stock Option exercises and other actions taken with respect to Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time. (g) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time. SECTION 19. EFFECTIVE DATE OF PLAN This Plan became effective upon its adoption by the stockholders of the Company on May 14, 2025. No grants of Awards may be made hereunder after May 14, 2035. SECTION 20. GOVERNING LAW This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles. DATE ORIGINALLY ADOPTED BY BOARD OF DIRECTORS: November 11, 2021 DATE ORIGINALLY APPROVED BY STOCKHOLDERS: November 11, 2021 DATE AMENDMENT AND RESTATEMENT ADOPTED BY BOARD OF DIRECTORS: March 4, 2025 Exhibit 10.1

-19- DATE AMENDMENT AND RESTATEMENT APPROVED BY STOCKHOLDERS: May 14, 2025 Exhibit 10.1